Exhibit 10.1

Z TRIM HOLDINGS, INC.

INCENTIVE COMPENSATION PLAN

SECTION 1.   PURPOSE; DEFINITIONS.  The purposes of the Z Trim Holdings, Inc. Incentive Compensation Plan (the “Plan”) are to: (a) enable Z Trim Holdings, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

The Plan was initially adopted by Circle Group Holdings, Inc, a predecessor of the Company, on June 16, 2004 (the “Effective Date”) and was named the Circle Group Holdings, Inc. 2004 Equity Incentive Plan.  The Plan in now being amended and restated on December 3, 2012 (the "Amendment Date"), subject to shareholder approval, to increase the number of shares available for issuance under the Plan, to permit the grant of cash and other awards that comply with Section 162(m) of the Internal Revenue Code, to extend the term of the Plan, to rename the Plan the “Z Trim Holdings, Inc. Incentive Compensation Plan” and to make certain other changes.

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.  For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the Person.

(b) “Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units or Cash Incentive Awards pursuant to the provisions of the Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(e) “Cash Incentive Award” means a cash incentive award under Section 10 of the Plan.

(f) “Cause” has the meaning ascribed to such term or words of similar import in the Participant’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties or willful failure to perform the Participant’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Participant’s work performance; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company, all as determined by the Board, which determination will be conclusive.

(g) “Change in Control” means:  (i) the acquisition (other than from the Company) in one or more transactions by any "Person," of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 55% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include a public offering of capital stock of the Company.  For purposes of this Section, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(j) “Company” includes Z Trim Holdings, Inc. and its Affiliates, except where the context otherwise requires.

(k) “Director” means a member of the Board.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date: (i) the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The Nasdaq Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (iii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the Fair Market Value will be determined by the Board acting in its discretion, which determination will be conclusive.

(n) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations there under, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q) “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.

(r) “Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.

(s) “Performance Goal” means a performance goal established by the Board prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction:  return on assets employed ("ROAE"), earnings per share, total shareholder return, net income (pre-tax or after-tax and with adjustments as stipulated), return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBITDA”), loss ratio, expense ratio, stock price, economic value added, operating cash flow and such other subjective or objective performance goals, including individual goals, that it deems appropriate. The specific performance goals may be, on an absolute or relative basis, established based on one or more of the above business criteria with respect to the Company or any one or more Subsidiaries or other business units or product lines of the Company.  Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Board provides otherwise at the time of establishing the targets.  The applicable performance measurement period may not be less than three months nor more than 10 years.

(t) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(u) “Plan Effective Date” means the date the Plan is approved by the Company’s stockholders.

(v) “Predecessor Plan” means the Circle Group Internet Inc. Stock Incentive Plan.

(w) “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(x) “Restricted Share Unit” means a right granted under and subject to restrictions pursuant to Section 9 of the Plan.

(y) “SAR” means a share appreciation right granted under the Plan and described in Section 6 hereof.

(z) “Share” means a share of the Company’s common stock, par value $0.00005, subject to substitution or adjustment as provided in Section 3(d) hereof.

(aa) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

(bb) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Board may require such proof of Total and Permanent Disability as the Board in its sole discretion deems appropriate and the Board’s good faith determination as to whether the Participant is totally and permanently disabled will be final and binding on all parties concerned.

SECTION 2.   ADMINISTRATION.  The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors and outside directors under Section 162(m) of the Code.  From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan.  In particular, subject to the terms of the Plan, the Board will have the authority:

(a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b) to determine the type of Award to be granted to any person hereunder;

(c) to determine the number of Shares, if any, to be covered by each such Award;

(d) establish the terms and conditions of each Award Agreement;

(e) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(f) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant; provided, however, that Awards granted to California residents must also comply with the terms of Appendix A attached hereto.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants.  No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3.   SHARES SUBJECT TO THE PLAN.

(a) Shares Subject to the Plan.  The Shares to be subject to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company.  Subject to this Section 3(a) and subject to adjustment from time to time in accordance with the provisions of Section 3(d), a maximum number of 18,000,000 Shares may be issued under the Plan after the Amendment Date and the Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares.  The reserve is comprised of a share reserve for Awards that are currently outstanding on the Amendment Date and an additional reserve for future Awards.

(b) Individual Limit.  In no event shall the aggregate number of Shares for which any one individual participating in the Plan may be granted Awards for any given year exceed 1,000,000 Shares.

(c) Effect of the Expiration or Termination of Awards.  If and to the extent that an Option, SAR or Restricted Share Unit expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option, SAR or Restricted Share Unit will again become available for grant under the Plan.  Similarly, if and to the extent any Restricted Share is canceled, forfeited or repurchased for any reason, or if any Share is withheld pursuant to Section 16(d) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.  Finally, if any Share subject to an Option is withheld by the Company in satisfaction of the exercise price payable upon exercise of that Option, that Share will again become available for grant under the Plan.

(d) Other Adjustment.  In the event of any recapitalization, stock split or combination, stock dividend or other similar event or transaction affecting the Shares, equitable substitutions or adjustments will be made by the Board, in its sole and absolute discretion, to the aggregate number, type and issuer of the securities reserved for issuance under the Plan, to the number, type and issuer of Shares subject to outstanding Options and SARs, to the exercise price of outstanding Options or SARs, to the number, type and issuer of Restricted Shares outstanding under the Plan and to the number of Restricted Share Units outstanding under the Plan and/or the type of securities referenced for determining payment in respect thereof.

(e) Change in Control.  Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Options and SARs held by Participants affected by the Change in Control to become fully vested and immediately exercisable, in whole or in part;

(ii) cause any or all outstanding Restricted Shares held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part;

(iii) cancel any Option held by a Participant affected by the Change in Control in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. ss.l.425-l(a)(4)(i) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);

(iv) cancel any or all Restricted Shares or Restricted Share Units held by Participants affected by the Change in Control in exchange for restricted shares of or restricted share units in respect of the common stock of any successor corporation;

(v) redeem any or all Restricted Shares held by Participants affected by the Change in Control for cash and/or other substitute consideration with a value equal to the (a) the number of Restricted Shares to be redeemed multiplied by (b) the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi) cancel any Option or SAR held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Shares subject to that Option or SAR, multiplied by (b) the difference between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR;

(vii) cancel any Restricted Share Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (a) the number of Restricted Share Units, multiplied by (b) the Fair Market Value per Share on the date of the Change in Control.

SECTION 4.   ELIGIBILITY.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5.   OPTIONS.  Options granted under the Plan may be of two types:

(i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  Without limiting the generality of Section 3(a), any number of the maximum number of Shares provided for in Section 3(a) may be subject to Incentive Stock Options or Non-Qualified Options or any combination thereof.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Option Price.  The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board.  The exercise price per Share purchasable under an Incentive Stock Option will be not less than 100% of the Fair Market Value of a Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term.  The term of each Option will be fixed by the Board, but no Incentive Stock Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five years.  No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant.  If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.

(d) Method of Exercise.  Subject to the exercisability provisions of Section 5(c), the termination provisions set forth in Section 7 and the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased.  Such notice must be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept.  As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made (i) in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (ii) by surrendering to the Company Shares otherwise receivable upon exercise of the Option (a “Net Exercise”), and/or (iii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure described below; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment by either of the foregoing methods may be authorized only at the time the Option is granted.  In order to use the “special sale and remittance procedure” mentioned in the preceding sentence, a Participant must concurrently provide irrevocable written instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

No Shares will be issued upon exercise of an Option until full payment therefore has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 16(a) hereof.

(e) Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Employment.  Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment.

(g) Transferability of Options.  Except as may otherwise be specifically determined by the Board with respect to a particular Non-Qualified Stock Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Total and Permanent Disability, by his personal representative.

SECTION 6.   STOCK APPRECIATION RIGHTS.

(a) Grant.  The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise.  An SAR may be exercised by a Participant’s giving written notice of intent to exercise to the Company, provided that all or a portion of such SAR has become vested and exercisable as of the date of exercise.

Upon the exercise of an SAR, a Participant will be entitled to receive, in either cash and/or Shares (as determined by the Board or the Committee), an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.

(b) Terms and Conditions.  The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR.  Unless otherwise specified in the Award Agreement, the term of an SAR will be ten years.

(ii) Exercisability.  SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii) Termination of Service.  Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of service.

SECTION 7.   TERMINATION OF SERVICE.  Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of service only to the extent specified in this Section 7.

(a) Termination by Reason of Death.  If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.

(b) Termination by Reason of Total and Permanent Disability.  If a Participant’s service with the Company or any Affiliate terminates by reason of Total and Permanent Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(c) Cause.  If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination.  If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Total and Permanent Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

SECTION 8.   RESTRICTED SHARES.

(a) Issuance.  Restricted Shares may be issued either alone or in conjunction with other Awards.  The Board will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates.  The Award Agreement evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion, which conditions may include the attainment of one or more preestablished Performance Goals.  The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.  The purchase price for Restricted Shares may, but need not, be zero.

A share certificate will be issued in connection with each Award of Restricted Shares.  Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s stockholders’ agreement, if any, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE Z TRIM HOLDINGS, INC. INCENTIVE COMPENSATION PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT) AND Z TRIM HOLDINGS, INC. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS).  COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF Z TRIM HOLDINGS, INC., AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF Z TRIM HOLDINGS, INC.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed.  As a condition to any Restricted Shares award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions.  The Restricted Shares awarded pursuant to this Section 8 will be subject to the following restrictions and conditions:

(i) During a period commencing with the date of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restricted Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan.  The Board may condition the lapse of restrictions on Restricted Shares upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 8(c)(i), once the Participant has been issued a certificate or certificates for Restricted Shares, the Participant will have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends.  The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan.  Any distributions or dividends paid in the form of securities with respect to Restricted Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Shares which then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse pursuant to Sections 3(e)), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Total and Permanent Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9.   RESTRICTED SHARE UNITS.  Subject to the other terms of the Plan, the Board may grant Restricted Share Units to eligible individuals and may impose conditions, including the attainment of one or more preestablished Performance Goals, on such units as it may deem appropriate.  Each granted Restricted Share Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan.  Each granted Restricted Share Unit shall entitle the Participant to whom it is granted to a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in cash and/or Shares.  All other terms governing Restricted Share Units, such as vesting, time and form of payment and termination of units shall be set forth in the Award Agreement.

SECTION 10.   CASH INCENTIVE AWARDS.  Subject to the other terms of the Plan, the Board may establish Cash Incentive Awards either alone or in addition to other Awards granted under the Plan.  The Board shall determine the employees to whom and the time or times at which Cash Incentive Awards shall be granted, and the conditions upon which such Awards will be paid.  The maximum Cash Incentive Award payable to an employee in any fiscal year shall not exceed $1,000,000.  Cash Incentive Awards shall be subject to the following terms and conditions:

(a) A Cash Incentive Award under the Plan shall be paid solely on account of the attainment of one or more preestablished, objective Performance Goals.  Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Company as a whole.  Performance Goals shall be established in writing by the Board not later than 90 days after the commencement of the period of service to which the Performance Goal relates   The pre-established Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained.

(b) Following the close of the performance period, the Board shall determine whether the Performance Goal was achieved, in whole or in part, and determine the amount payable to each employee.

(c) This Plan does not limit the authority of the Company, the Board or the Committee, or any Subsidiary to award bonuses or authorize any other compensation to any person.

SECTION 11.   AMENDMENTS AND TERMINATION.  The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 3(e) of the Plan, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by the Company’s stockholders in a manner consistent with the requirements of Section 422(b)(1) of the Code and related regulations would: (i) increase the total number of Shares reserved for the purposes of the persons or class of persons eligible to receive Awards.

SECTION 12.   UNFUNDED STATUS OF PLAN.  The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

SECTION 13.   EFFECTIVE DATE OF PLAN.  The Plan was adopted by the Board on June 16, 2004 and will become effective on the Plan Effective Date.

SECTION 14.   TERM OF PLAN.  The Plan will continue in effect until the earliest of (i) the date on which it is terminated by the Board in accordance with Section 11, (ii) the date on which no Shares remain available for issuance under the Plan terminated in accordance with Section 11, and (iii) the l0th anniversary of the Plan Amendment Date (or, if the stockholders approve further  amendments to the Plan, the l0th anniversary of the date of such approval); provided, however, that Awards granted prior to the Plan’s termination may extend beyond that termination.

SECTION 15.   BOARD ACTION.  Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 16.   GENERAL PROVISIONS.

(a) Representations.  The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.  The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Other Compensation.  Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right To Continued Service.  Neither the adoption of the Plan nor the execution of any document in connection with the Plan will (i) confer upon any person any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(d) Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

(f) Governing Law.  The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Illinois, without regard to the application of the principles of conflicts of laws.

(g) Notices.  Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five days after the date of the mailing (which will be by regular, registered or certified mail).  Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.